UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2023

EVIL EMPIRE DESIGNS, INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-56212

(Commission File Number)

45-5530035

 (IRS Employer Identification No.)

5313 Corbett St.

Las Vegas, Nevada 89130

(Address of principal executive offices)(Zip Code)

(725) 666-3700

Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Form 8-K. Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Form 8-K could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Form 8-K to conform our statements to actual results or changed expectations.

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Item 1.01 Entry into a Material Definitive Agreement.

Share Exchange Agreement

On October 11, 2023, Evil Empire Designs, Inc., a Nevada corporation (the “Company”), entered into a Share Exchange Agreement (the “Share Exchange Agreement”), by and among the Company, Jade Affiliated Inc., an Arizona corporation (“Jade Affiliated”), and the sole holder of common shares of Jade Affiliated. The Share Exchange Agreement is subject to customary closing conditions, and the Company expects closing to occur on or before November 1, 2023.

Under the terms and conditions of the Share Exchange Agreement, the Company is obligated to offer, sell and issue 10,100,000 shares of common stock in consideration for all of the issued and outstanding capital stock in Jade Affiliated. Jad Wakim, Jade Affiliated’s sole officer and director, will become the beneficial holder of 10,100,000 common shares, or approximately 5.2%, of the issued and outstanding shares of common stock of the Company, assuming closing of the transactions under the Share Exchange Agreement.  As a result of the share exchange, Jade Affiliated would became a wholly-owned subsidiary of the Company.

Jade Affiliated’s business focuses on the design, production, manufacture, marketing and sales of of motorcycle wheels, parts and accessories. As a result of the Share Exchange Agreement, the Company is, by virtue of acquiring Jade Affiliated, purchasing manufacturing equipment and parts inventory held by Jade Affiliated.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1

Share Exchange Agreement, dated June 23, by and among Evil Empire Designs, Inc., a Nevada corporation, Jade Affiliated Inc., a Arizona corporation (“Jade Affiliated”), and the holders of common stock of Jade Affiliated.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evil Empire Designs, Inc. (Registrant)

Date: October 17, 2023	By:	/s/ Sheila Cunningham
	Name:	Sheila Cunningham
	Title:	President and Chief Executive Officer

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